Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: December 17, 2009	BAVARIA HOLDINGS INC.

	By:	/s/ Ezra Perlman
Name: Ezra Perlman
Title: President and Chief Executive Officer

FRANCISCO PARTNERS II, L.P.
By: Francisco Partners GP II, L.P., its General Partner
By: Francisco Partners GP II Management, LLC, its General Partner

	By:	/s/ Ezra Perlman
Name: Ezra Perlman
Title: Managing Member

FRANCISCO PARTNERS PARALLEL FUND II, L.P.
By: Francisco Partners GP II, L.P., its General Partner
By: Francisco Partners GP II Management, LLC, its General Partner

	By:	/s/ Ezra Perlman
Name: Ezra Perlman
Title: Managing Member

FRANCISCO PARTNERS GP II, L.P.
By: Francisco Partners GP II Management, LLC, its General Partner

	By:	/s/ Ezra Perlman
Name: Ezra Perlman
Title: Managing Member

FRANCISCO PARTNERS GP II MANAGEMENT, LLC

	By:	/s/ Ezra Perlman
Name: Ezra Perlman
Title: Managing Member